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June 24, 1996


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  California Culinary Academy, Inc.
     (Commission File Number 0-21932)

Gentlemen:

We have read the last three sentences of Item 4 in the attached Form 8-K dated June 24, 1996 of California Culinary Academy, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP



By:   /s/ Marvin A. Friedman
     ------------------------------
     Marvin A. Friedman